EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS AND INVESTORS SHOULD NOT SUBSCRIBE FOR OR PURCHASE ANY SECURITIES REFERRED TO IN THIS ANNOUNCEMENT EXCEPT ON THE BASIS OF INFORMATION CONTAINED IN THE PROSPECTUS AND THE SUPPLEMENTARY PROSPECTUS PUBLISHED BY SHIRE LIMITED IN CONNECTION WITH THE PROPOSED SCHEME.  THE PROSPECTUS WAS PUBLISHED ON 16 APRIL 2008 AND MADE AVAILABLE ON SHIRE’S WEBSITE AND IS AVAILABLE FOR INSPECTION AT THE UK LISTING AUTHORITY’S DOCUMENT VIEWING FACILITY.  THE SUPPLEMENTARY PROSPECTUS HAS BEEN PUBLISHED TODAY AND WILL BE MADE AVAILABLE ON SHIRE’S WEBSITE AND IS AVAILABLE FOR INSPECTION AT THE UK LISTING AUTHORITY’S DOCUMENT VIEWING FACILITY.

Publication of Supplementary Prospectus

Basingstoke, UK and Philadelphia, US – 29 April 2008 – Shire plc (“Shire”) (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that following the publication of the Prospectus by Shire Limited on 16 April 2008 in relation to the introduction of up to 700,000,000 Ordinary Shares of 5 pence each to the Official List, a Supplementary Prospectus is to be made available through publication on Shire’s website: http://www.shire.com for the purpose of disclosing Shire’s:

•
US Food and Drug Administration approval of VYVANSE’s (lisdexamfetamine dimesylate) supplementary New Drug Application for use in the treatment of Attention Deficit Hyperactivity Disorder in adults, which was announced by Shire on 23 April 2008;

•
acquisition of arylsufatase–A from Zymenex A/S, which was announced by Shire on 24 April 2008.  Arylsufatase–A, currently called METAZYM™, is an enzyme replacement therapy in Phase 1-2 clinical trials and being investigated for the treatment of Metachromatic Leukodystrophy; and

•	unaudited financial results for the quarter ended 31 March 2008, which were announced by Shire on 25 April 2008.

The Supplementary Prospectus has been approved by the UK Listing Authority (the "UKLA"). Copies of the Supplementary Prospectus have been submitted to the UKLA and are available for inspection at the UKLA's Document Viewing Facility, which is situated at the Financial Services Authority, 25 The North Colonnade, Canary Wharf, London E14 5HS.

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Copies of the Supplementary Prospectus will also be available for inspection during usual business hours on Monday to Friday of each week (public holidays excepted) from the date of publication until admission (expected to be at 8.00 a.m. (London time) on 23 May 2008) at the registered office of Shire Limited being 22 Grenville Street, St. Helier, Jersey, JE4 8PX and at the  offices of  Slaughter and May, One Bunhill Row, London EC1Y 8YY.

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

	Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

This announcement does not constitute an offer or invitation to purchase securities.

Terms used but not defined herein have the meanings given to them in the Prospectus.

Morgan Stanley & Co International plc is acting for Shire and Shire Limited and no one else in connection with the Proposals and will not be responsible to anyone other than Shire and Shire Limited for the protections afforded to its clients or for providing advice in relation to the Proposals or the content of this announcement.

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY ANY SECURITY. NONE OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT SHALL BE SOLD, ISSUED, EXCHANGED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAWS.

NOTICE TO UNITED STATES RESIDENTS

This announcement is not an offer of securities in the United States.

The Shire Limited ordinary shares to be issued in connection with the proposals will not be, and are not required to be, registered with the US Securities and Exchange Commission under the US Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(10) thereof.

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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGFb3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, including Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

Registered in England 5492592  Registered Office as above